UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2006, QuickLogic Corporation (the “Company”) issued a press release announcing that it has completed its internal stock option review and filed its Form 10-Q for the period ended July 2, 2006, which includes a description of the Company’s internal review of stock option accounting and related practices and the findings of the review.  The Company’s Form 10-Q for the period ended July 2, 2006 was filed in conformance with an extension of time to complete and file its required periodic reports granted by the Nasdaq Listing Qualifications Panel (“the Panel”).  Pursuant to a decision letter from the Panel received on December 13, 2006, QuickLogic’s securities will continue to be listed on The Nasdaq Global Market subject to the conditions that it: (1) file with the Securities and Exchange Commission on or before December 22, 2006 its Form 10-Q for the quarter ended July 2, 2006, which filing has been made; (2) provide the Nasdaq Hearing Department on or before December 22, 2006 a written response to the additional questions set forth in the letter, which information has been provided; and (3) file with the Securities and Exchange Commission on or before January 12, 2007 its Form 10-Q for the quarter ended October 1, 2006.  Although the Company has satisfied or expects to satisfy each of these conditions on or before the required dates, it can provide no assurance that it will be able to do so.  In the event the Company is unable to comply with the requirements set forth in the letter, it may be delisted from The Nasdaq Global Market.  A copy of the press release issued on December 22, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9   Financial Statements and Exhibits

Item 9.01(d) Exhibits

99.1         Press release of QuickLogic Corporation dated December 22, 2006.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by the Company relating to its plans to comply with the requirements set forth in the decision letter received from the Nasdaq Listing Qualifications Panel on December 13, 2006. Any compliance document prepared by QuickLogic will be subject to review by the Panel, which may, at its discretion, request additional information before determining that QuickLogic has complied with the terms of the Panel’s decision. If QuickLogic is unable to comply with the conditions for continued listing required by the Panel, the Company’s securities may be subject to delisting from The Nasdaq Global Market. QuickLogic would have the option to request that the Nasdaq Listing and Hearing Review Council review any decision to delist its shares from The Nasdaq Global Market, but the Company cannot provide any assurance that such a request would be successful.  These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to the effect of our failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; to the effect of our failure to timely file all required information with the Nasdaq Hearings Department; the potential delisting of our common stock from The Nasdaq Global Market; the outcome of the previously-announced SEC informal inquiry; the risks that may be associated with claims or proceedings relating to such matters, including shareholder litigation and formal action by the SEC or other governmental agencies; and that, as a result of such failure to file reports with the SEC or Nasdaq, the Company may be subject to claims that it is in default under or in breach of existing contractual obligations.

Additional risks are described in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.  The forward-looking statements in this release speak only as of the date they are made, and the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006
QuickLogic Corporation

/s/ Carl M. Mills
Carl M. Mills Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of QuickLogic Corporation dated December 22, 2006.